As filed with the Securities and Exchange Commission on October 15, 2015

Registration No. 333-207076

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CERES, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-0727287
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1535 Rancho Conejo Boulevard
Thousand Oaks, CA 91320
(805) 376-6500

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Richard Hamilton
President and Chief Executive Officer
Ceres, Inc.
1535 Rancho Conejo Boulevard
Thousand Oaks, CA 91320
(805) 376-6500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Danielle Carbone
Shearman & Sterling LLP
599 Lexington Avenue
New York, NY 10022-6069
Tel: (212) 848-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer ☐	Accelerated filer ☐	Non-accelerated Filer ☐	Smaller reporting company ☒

                  (Do not check if a smaller reporting company)

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 15, 2015

PROSPECTUS

2,398,859 Shares of Common Stock
Issuable upon Exercise of Outstanding Warrants

This prospectus relates to the resale, from time to time, by the selling stockholders identified in this prospectus under the caption “Selling Stockholders,” of up to 2,398,859 shares of our common stock, par value $0.01 per share (the “Common Stock”), issuable upon exercise of certain outstanding Common Stock purchase warrants issued by us in private placements in July and August 2015 (the “Warrants”). We are not selling any shares of Common Stock under this prospectus and will not receive any proceeds from the sale of shares of Common Stock by the selling stockholders. We will receive proceeds from cash exercise of the Warrants which, if exercised in cash with respect to all of the 1,200,000 shares of Common Stock for which the exercise price is $1.62 per share (the “July 2015 Warrants”) and all of the 1,198,859 shares of Common Stock for which the exercise price is $1.22 per share (the “August 2015 Warrants”), would result in gross proceeds of approximately $3,406,608 to us. The selling stockholders will bear all commissions and discounts, if any, attributable to the sale of the shares.

The selling stockholders may sell the shares of our Common Stock offered by this prospectus from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under the caption “Plan of Distribution.” The shares of Common Stock may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price or at negotiated prices.

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “CERE.” On October 14, 2015, the last reported closing sale price of our Common Stock on The Nasdaq Capital Market was $1.12 per share.

Investing in our Common Stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 4 of this prospectus, any applicable prospectus supplement and in any applicable free writing prospectuses, and under similar headings in the documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2015.

i

ABOUT THIS PROSPECTUS

This prospectus relates to the resale by the selling stockholders identified in this prospectus under the caption “Selling Stockholders,” from time to time, of up to 2,398,859 shares of our Common Stock, par value $0.01 per share, issuable upon exercise of the Warrants. As of the date of this prospectus, none of the Warrants are exercisable by the selling stockholders. The July 2015 Warrants will become exercisable beginning on January 30, 2016, and the August 2015 Warrants will become exercisable beginning on February 26, 2016. We are not selling any shares of Common Stock under this prospectus and will not receive any proceeds from the sale of shares of Common Stock by the selling stockholders.

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. It omits some of the information contained in the registration statement and reference is made to the registration statement for further information with regard to us and the securities being offered by the selling stockholders. Any statement contained in this prospectus concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC is not necessarily complete, and in each instance, reference is made to the copy of the document filed.

You should read this prospectus, any documents that we incorporate by reference in this prospectus and the additional information described below under “Where You Can Find More Information” and “Information Incorporated By Reference” before making an investment decision. You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this prospectus or any documents we incorporate by reference herein or therein is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise indicated in this prospectus, “Ceres”, “our company”, “the Company”, “we”, “us” and “our” refer to Ceres, Inc. and our subsidiaries, Ceres Sementes do Brasil Ltda., Ceres Agrotechnologies Intl LLC and CS Semillas de México, S. de L. de C.V.. This document may also contain references to trademarks and service marks of other companies that are the property of their respective owners.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other periodic reports, proxy statements and other information with the SEC. You can read our SEC filings over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street NE, Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

Our Internet address is www.ceres.net. There we make available free of charge, on or through the investor relations section of our website, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with the SEC. The information found on our website is not part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

SEC rules allow us to “incorporate by reference” into this prospectus much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference into this prospectus is considered to be part of this prospectus. These documents may include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. You should read the information incorporated by reference because it is an important part of this prospectus.

This prospectus incorporates by reference the documents listed below, other than those documents or the portions of those documents deemed to be furnished and not filed in accordance with SEC rules:

•	our Annual Report on Form 10-K for the fiscal year ended August 31, 2014 filed with the SEC on November 20, 2014;
•	Quarterly Report on Form 10-Q for the quarters ended November 30, 2014, February 28, 2015 and May 31, 2015, filed on January 13, 2015, April 9, 2015 and July 10, 2015, respectively;
•	Current Reports on Form 8-K filed on December 15, 2014, March 17, 2015, April 8, 2015, June 22, 2015 (as amended on August 20, 2015), July 17, 2015, July 27, 2015 (including Item 7.01 thereof), July 30, 2015, August 21, 2015 and August 26, 2015;
•	Proxy Statement on Schedule 14A for our Annual Meeting of Stockholders filed on February 11, 2015; and
•	The description of our Common Stock contained in our Form 8-A filed on February 3, 2012.

Any statement contained in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We also incorporate by reference any future filings, other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items, made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, in each case, other than those documents or the portions of those documents deemed to be furnished and not filed in accordance with SEC rules, until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and later information filed with the SEC may update and supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded.

We will provide without charge to each person, including any beneficial owners, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus but not delivered with this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request a copy of these documents by writing or telephoning us at the following address:

Ceres Inc.
1535 Rancho Conejo Boulevard
Thousand Oaks, CA 91320
(805) 376-6500
Attention: Richard Hamilton, Chief Executive Officer

FORWARD-LOOKING STATEMENTS

Certain statements that we make from time to time, including statements contained in this prospectus and the documents incorporated by reference constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements, other than statements of historical facts, including statements regarding our efforts to develop and commercialize our products and technologies, anticipated yields and product performance, our short-term and long-term business strategies, market and industry expectations and future results of operations and financial position, are forward-looking statements. In many cases, you can identify forward-looking statements by terms such as “may”, “will”, “should”, “expect”, “plan”, “anticipate”, “could”, “intend”, “target”, “project”, “contemplate”, “believe”, “estimate”, “potential”, “continue” or other similar words.

We based these forward-looking statements largely on our current expectations and projections about future events or trends that we believe may affect our business and financial performance. These forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results, performance or achievements to materially differ from any future results, performance or achievements expressed or implied by these forward-looking statements. We have described in reports on Form 10-K, Form 10-Q and Form 8-K incorporated by reference and in the section entitled “Risk Factors” in this prospectus the material risks and uncertainties that we believe could cause actual results to differ from these forward-looking statements. Because forward-looking statements are inherently subject to risks and uncertainties, some of which we cannot predict or quantify, you should not rely on these forward-looking statements as guarantees of future results, performance or achievements.

The forward-looking statements in this prospectus represent our views as of the date of this prospectus. We undertake no obligation to update publicly, except to the extent required by law, any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information you should consider in making your investment decision. You should read this summary together with the more detailed information, including our financial statements and the related notes, contained in this prospectus. You should carefully consider, among other things, the matters discussed in “Risk Factors”, before making an investment decision. You should also read and consider the information in the documents to which we have referred you in “Where You Can Find Additional Information.” Unless otherwise indicated in this prospectus, “Ceres”, “our company”, “the Company”, “we”, “us” and “our” refer to Ceres, Inc. and our subsidiaries, Ceres Sementes do Brasil Ltda., Ceres Agrotechnologies Intl LLC and CS Semillas de México, S. de L. de C.V.

Overview

We are an agricultural biotechnology company that develops and markets seeds and traits to produce crops for feed, forages, sugar and other markets. We use a combination of advanced plant breeding, biotechnology and bioinformatics to develop seed products and biotechnology traits to address many of the current limitations and future challenges facing agriculture. These technology platforms, which can increase crop productivity, improve quality, reduce crop inputs and improve cultivation on marginal land, have broad application across multiple end markets, including food, feed, fiber and fuel.

Corporate Information

We were incorporated in the State of Delaware in March 1996 under the name Ceres, Inc. Our corporate headquarters are located at 1535 Rancho Conejo Boulevard, Thousand Oaks, California 91320, and our telephone number is +1 (805) 376-6500. Our website address is www.ceres.net. The information contained on our website or that can be accessed through our website is not part of this prospectus and investors should not rely on any such information in deciding whether to purchase our Common Stock.

Our logos, “Ceres®”, “Blade®”, “Skyscraper®”, “PersephoneTM” and “iCODETM” and other trademarks or service marks of Ceres, Inc. appearing in this prospectus are the property of Ceres, Inc. This prospectus contains additional trade names, trademarks and service marks of other companies. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply relationships with, or endorsement or sponsorship of us by, these other companies.

Description of the Private Placements

On July 26, 2015, we entered into a securities purchase agreement with certain investors, who are some of the selling stockholders identified in this prospectus under the caption “Selling Stockholders,” pursuant to which we agreed to sell and issue, in a registered direct offering, an aggregate of 1,200,000 shares of our Common Stock at an offering price of $1.296 per share. In a concurrent private placement (the “July Private Placement”), we agreed to issue to these investors the July 2015 Warrants exercisable to purchase one share of our Common Stock for each share purchased in the registered direct offering, which equals an aggregate of 1,200,000 shares of Common Stock. The closing of such registered direct offering and the concurrent private placement occurred on July 30, 2015, in connection with which we received net proceeds of approximately $1.0 million after deducting placement agent fees and other expenses payable by us.

On August 20, 2015, we entered into a securities purchase agreement with certain investors, who are the remaining selling stockholders identified in this prospectus under the caption “Selling Stockholders,” pursuant to which we agreed to sell and issue, in a registered direct offering, an aggregate of 1,598,478 shares of our Common Stock at an offering price of $1.22 per share. In a concurrent private placement (the “August Private Placement” and, together with the July Private Placement, the “Private Placements”), we agreed to issue to these investors the August 2015 Warrants exercisable to purchase 0.75 shares of our Common Stock for each share purchased in the registered direct offering, which equals an aggregate of 1,198,859 shares of Common Stock. The August 2015 Warrants were sold at a price of $0.125 per warrant. The closing of such registered direct offering and the concurrent private placement occurred on August 26, 2015, in connection with which we received net proceeds of approximately $1.7 million after deducting placement agent fees and other expenses payable by us.

The July 2015 Warrants have an exercise price of $1.62 per share of our Common Stock. The July 2015 Warrants may be exercised from time to time beginning on January 30, 2016 and expire on January 30, 2021. The August 2015 Warrants have an exercise price of $1.22 per share of our Common Stock. The August 2015 Warrants may be exercised from time to time beginning on February 26, 2016 and expire on February 26, 2021.

Subject to limited exceptions, a holder of a Warrant will not have the right to exercise any portion of its Warrants if the holder, together with its affiliates and any other person acting as a group together with the holder or any of its affiliates, would beneficially own in excess of 4.99% of the number of shares of our Common Stock outstanding immediately after giving effect to such exercise. At the holder’s option, upon notice to us, the holder may increase or decrease this beneficial ownership limitation not to exceed 9.99%, with any such increase becoming effective upon 61 days’ prior notice to us.

We filed the registration statement on Form S-3, of which this prospectus is a part, to fulfill our contractual obligations under a Registration Rights Agreement entered into and amended in connection with the Private Placements to provide for the resale by the investors in the Private Placements of up to 2,398,859 shares of Common Stock issuable upon exercise of the Warrants. We agreed to use commercially reasonable efforts to file a registration statement with the SEC within 60 calendar days of July 30, 2015 to provide for the resale of the shares of Common Stock issuable upon the exercise of the Warrants and, subject to certain exceptions, we will be obligated to use our commercially reasonable efforts to keep such registration statement effective until the earlier of the date on which (i) the shares of Common Stock issuable upon exercise of the Warrants may be resold by the selling stockholders without registration, without regard to any volume or manner-of-sale limitations by reason of Rule 144 and without the requirement for us to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the shares of Common Stock issuable upon the exercise of the Warrants have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect.

The Offering

Common stock offered
2,398,859 shares
Common stock to be outstanding after this offering
11,229,559 shares
Terms of the offering
The selling stockholders, including their transferees, donees, pledgees, assignees and successors-in-interest, may sell, transfer or otherwise dispose of any or all of the shares of Common Stock offered by this prospectus from time to time on The Nasdaq Capital Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. The shares of Common Stock may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price or at negotiated prices.
Use of proceeds
All proceeds from the sale of shares of Common Stock issuable upon exercise of the Warrants will be for the account of the selling stockholders. We will not receive any proceeds from the sale of Common Stock offered pursuant to this prospectus. However, we will receive proceeds upon any cash exercise of the warrants. See “Use of Proceeds”.
Nasdaq Capital Market trading symbol
CERE
Trading
Our shares of Common Stock currently trade on The Nasdaq Capital Market. There is no established trading market for the Warrants and we do not intend to list the Warrants on any exchange or other trading system.
Risk factors
See “Risk Factors” on page 4 of this prospectus to read about factors you should consider before buying our Common Stock.

The number of shares of Common Stock that will be outstanding after this offering is based on 8,830,700 shares outstanding as of September 15, 2015, and excludes:

•	402,130 shares of Common Stock issuable upon exercise of options to purchase our Common Stock outstanding as of September 15, 2015 at a weighted average exercise price of $43.85 per share;
•	376,224 shares of Common Stock issuable upon exercise of warrants to purchase our Common Stock outstanding as of September 15, 2015 at a weighted average exercise price of $114.77 per share;
•	5,200 shares of Common Stock reserved as of September 15, 2015 for future issuance under our 2010 Stock Option/Stock Issuance Plan; and
•	145,600 shares of Common Stock reserved as of September 15, 2015 for future issuance under our Amended and Restated 2011 Equity Incentive Plan.

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. You should carefully consider and evaluate all of the information contained in this prospectus and in the documents incorporated by reference in this prospectus before you decide to purchase our Common Stock. In particular, you should carefully consider and evaluate the risks and uncertainties described in Item 7.01 of our Current Report on Form 8-K, filed with the SEC on July 27, 2015, together with all of the other information appearing in or incorporated by reference into this prospectus and any applicable prospectus supplement, as well as the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement or in any other document incorporated by reference into this prospectus. Any of the risks and uncertainties set forth therein could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the trading price or value of our Common Stock. As a result, you could lose all or part of your investment.

USE OF PROCEEDS

All shares of our Common Stock offered by this prospectus are being registered for the account of the selling stockholders. We will not receive any of the proceeds from the sale of these shares. We will receive proceeds from the cash exercise of the warrants which, if exercised in cash with respect to all of the 2,398,859 shares of Common Stock, would result in gross proceeds of approximately $3,406,608 to us. However, the Warrants contain a “cashless exercise” feature that allows the holders, under certain circumstances, to exercise the Warrants without making a cash payment to us. There can be no assurance that any of the Warrants will be exercised by the selling stockholders at all or that the Warrants will be exercised for cash rather than pursuant to the “cashless exercise” feature. To the extent the Warrants are exercised for cash, we will use any proceeds received by us from the cash exercise of the Warrants for general corporate purposes, including working capital. Pending the use of the net proceeds from any such cash exercise of the Warrants, we intend to invest any such net proceeds in short-term investment-grade, interest-bearing securities. We cannot predict when the Warrants will be exercised, and it is possible that exercise of the Warrants may not result in the issuance of any Common Stock.

DIVIDEND POLICY

We have never declared or paid cash dividends on our Common Stock. We currently intend to retain any future earnings and do not expect to declare or pay any cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors considers relevant.

DESCRIPTION OF CAPITAL STOCK

General

The following summary of our capital stock is based on certain provisions of our amended and restated certificate of incorporation and bylaws and on the applicable provisions of the Delaware General Corporation Law, or DGCL. This summary does not purport to be complete and is qualified in its entirety by reference to the applicable provisions of our amended and restated certificate of incorporation and bylaws and the DGCL. For information on how to obtain copies of such documents, please refer to the heading “Where You Can Find More Information” in this prospectus.

Our authorized capital stock consists of 250,000,000 shares, with a par value of $0.01 per share, of which:

•	240,000,000 shares are designated as Common Stock; and
•	10,000,000 shares are designated as preferred stock.

On March 12, 2015, our Annual Meeting of Stockholders approved an amendment to our amended and restated certificate of incorporation, authorizing a reverse stock split of our Common Stock. A one-for-eight ratio for the reverse stock split was subsequently approved by our board of directors and the reverse stock split took effect on April 8, 2015. As a result of the reverse stock split, every eight shares of our Common Stock were automatically combined and converted into one issued and outstanding share of our Common Stock, with no change in the par value per share. All share amounts, per share amounts and share prices in this prospectus have been adjusted to reflect the reverse stock split.

As of September 15, 2015, we had outstanding 8,830,700 shares of Common Stock, held of record by approximately 186 stockholders, and no shares of preferred stock. In addition, as of September 15, 2015, we had outstanding options to acquire 402,130 shares of Common Stock and warrants outstanding to purchase 2,775,083 shares of our Common Stock.

Common Stock

The holders of our Common Stock are entitled to one vote per share on all matters submitted to a vote of our stockholders and do not have cumulative voting rights. Subject to preferences that may be applicable to any preferred stock outstanding at the time, the holders of outstanding shares of Common Stock are entitled to receive ratably any dividends declared by our board of directors out of assets legally available. Upon our liquidation, dissolution or winding up, holders of our Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding shares of preferred stock. Holders of Common Stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our Common Stock.

Preferred Stock

Pursuant to our amended and restated certificate of incorporation, and our amendments thereto, our board of directors has the authority, without further action by our stockholders, to issue from time to time up to 10,000,000 shares of preferred stock in one or more series. Our board of directors may designate the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference, sinking fund terms and the number of shares constituting any series or the designation of any series. The issuance of preferred stock or even the ability to issue preferred stock could have the effect of delaying, deterring or preventing a change in control.

Outstanding Warrants

As of September 15, 2015, we had warrants outstanding to purchase 2,775,083 shares of our Common Stock.

On August 26, 2015 we issued the August 2015 Warrants to purchase an aggregate of 1,198,859 shares of Common Stock to certain investors as part of an offering of Common Stock and warrants. The warrants are exercisable at any time and from time to time, in whole or in part, beginning on February 26, 2016 and expire on February 26, 2021. The exercise price is $1.22 per share of Common Stock.

On August 26, 2015 we issued warrants to purchase an aggregate of 31,970 shares of Common Stock to Ladenburg Thalmann & Co. Inc. (“Ladenburg”) as part of Ladenburg’s compensation related to an offering of Common Stock and warrants. The warrants are exercisable at any time and from time to time, in whole or in part, beginning on August 26, 2016 and expire on August 26, 2020. The exercise price is $1.83 per share of Common Stock.

On July 30, 2015 we issued the July 2015 Warrants to purchase an aggregate of 1,200,000 shares of Common Stock to certain investors as part of an offering of Common Stock and warrants. The warrants are exercisable at any time and from time to time, in whole or in part, beginning on January 30, 2016 and expire on January 30, 2021. The exercise price is $1.62 per share of Common Stock.

On July 30, 2015 we issued warrants to purchase an aggregate of 24,000 shares of Common Stock to Ladenburg as part of Ladenburg’s compensation related to an offering of Common Stock and warrants. The warrants are exercisable at any time and from time to time, in whole or in part, beginning on July 30, 2016 and expire on July 30, 2020. The exercise price is $1.944 per share of Common Stock.

On March 10, 2014 we issued warrants to purchase an aggregate of 60,000 shares of Common Stock to certain affiliated designees of the underwriter as part of the underwriter’s compensation related to the registered public offering. The warrants are exercisable at any time and from time to time, in whole or in part, beginning on March 4, 2015 and expire on March 4, 2019. The exercise price is $12.00 per share of Common Stock. The fair value of these warrants upon issuance was $305 using a risk free rate of 1.64%, expected volatility 84.2%, expected term of 5 years and 0% dividend yield and was treated as an issuance cost of the Common Stock.

In December 2011, we issued warrants to purchase 8,333 shares of our Common Stock to Texas A&M at an exercise price equal to $114.40. The warrants expire on September 24, 2026 and, subject to certain conditions, vest in equal installments on the fifth, tenth and fifteenth anniversary of our Amended and Restated Intellectual Property Rights Agreement with Texas A&M.

In June 2010, we issued warrants to purchase 128,205 shares of our Common Stock at an exercise price of $156.00 per share in connection with a private placement of convertible preferred stock. These warrants expire on June 24, 2020.

In January 2010, we entered into a Loan and Security Agreement with Silicon Valley Bank, or SVB, to finance qualified equipment purchases, pursuant to which we granted SVB warrants to purchase shares of our convertible preferred stock at an exercise price of $52.00 per share. Upon completion of our IPO, these warrants were automatically converted into warrants to purchase approximately 1,794 shares of Common Stock at an exercise price of $156.00 per share. These warrants expire on February 29, 2020.

In September 2007, we issued warrants to purchase 96,153 shares of our Common Stock at an exercise price of $156.00 per share in connection with a private placement of convertible preferred stock. These warrants expire on September 4, 2015.

In August 2007, we entered into an agreement with Texas A&M University, pursuant to which we granted Texas A&M University a warrant to purchase 8,333 shares of our Common Stock for an exercise price of $240.00 per share. The warrant vests in various installments based on certain research and commercialization milestones being met and will remain exercisable until August 28, 2017.

In May 2006, we entered into an agreement with The Samuel Roberts Noble Foundation, Inc., pursuant to which we granted the Noble Foundation a warrant to purchase 16,667 shares of our Common Stock for an exercise price of $240.00 per share. On June 20, 2011, we agreed to amend this warrant such that the warrant vests in equal installments of 4,167 shares on May 19, 2009, May 19, 2011, May 19, 2013 and May 19, 2015, respectively, and shall remain exercisable until the earliest of a period of five years from the respective vesting date, or May 18, 2017.

In July 2004, we entered into a borrowing agreement with SVB to finance construction of a greenhouse and tenant improvements at our Thousand Oaks, California facility, pursuant to which we granted SVB warrants to purchase shares of our convertible preferred stock at an exercise price of $52.00 per share, which were set to expire on the later of July 31, 2014 or five years after an initial public offering. During 2010, the warrants were extended and expire on February 29, 2020. Upon completion of our IPO, these warrants were automatically converted into warrants to purchase approximately 769 shares of Common Stock at an exercise price of $156.00 per share.

Registration Rights

Investors’ Rights Agreement

Stockholder Registration Rights

In June 2010, we entered into an Amended and Restated Investors’ Rights Agreement, or the Investors’ Rights Agreement, with our major stockholders pursuant to which we agreed to provide certain rights to those stockholders that are a party to the Investors’ Rights Agreement to register the shares of our Common Stock (i) issuable upon conversion of outstanding convertible preferred stock, (ii) issued as a dividend or other distribution related to the convertible preferred stock, (iii) currently held or later acquired, and (iv) issuable upon the exercise of warrants held by any stockholder that is party to the agreement. We will bear all expenses incurred in connection with any underwritten registration, including, without limitation, all registration, filing and qualification fees, printers and accounting fees and the reasonable fees of counsel for the selling holders, but excluding underwriting discounts and commissions.

The registration rights provided for under the Investors’ Rights Agreement terminate after the earlier of five years following the consummation of an initial public offering, or any such time as the holder would be able to dispose of all of its registrable securities in any three month period under SEC Rule 144.

Demand Registration Rights

Pursuant to the Investors’ Rights Agreement, if, at any time after six months after the effective date of the first registration statement for a public offering of our securities (other than a registration statement relating either to the sale of securities to our employees pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction), upon the written request of the holders of at least 15% of the securities covered by the Investors’ Rights Agreement that we file a registration statement under the Securities Act covering the registration of at least 15% of the securities covered by the Investors’ Rights Agreement, then we are required to file a registration statement covering the resale of the Common Stock requested to be registered. We are not obligated to file a registration statement after we have effected five registration statements pursuant to the Investors’ Rights Agreement or during certain periods prior to and after a registration statement has been filed by the company or, for a period of 90 days in the event the board of directors, in its judgment, makes the determination that it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and is therefore essential to defer the filing of such registration statement.

If an underwriter selected for an underwritten offering advises the holders demanding registration that marketing factors require a limitation on the number of shares to be underwritten, then, subject to certain limitations, the number of shares of registrable securities that may be included in the underwriting will be allocated among all holders of registrable securities in proportion to the amount of our registrable securities owned by each holder.

Piggyback Registration Rights

Pursuant to the Investors’ Rights Agreement, if, subject to certain exceptions, we propose to register any of our stock or other securities under the Securities Act in connection with the public offering of such securities solely for cash, we are required to promptly give such holders written notice of such registration. Upon the written request of each eligible holder, we will, subject to certain limitations, cause to be registered under the Securities Act all such securities that each such holder has requested to be registered. We have received waivers of these registration rights with respect to this offering from all of the requisite stockholders.

Registration Rights Agreement

Stockholder Registration Rights

On July 30, 2015, we entered into a Registration Rights Agreement with certain stockholders, and on August 26, 2015, we amended and supplemented the Registration Rights Agreement. We agreed pursuant to the Registration Rights Agreement to provide certain rights to those stockholders that are a party to the Registration Rights Agreement to register (i) the shares of our Common Stock issuable upon exercise of outstanding warrants held by such stockholders and (ii) any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the warrants or shares underlying the warrants held by such stockholders. We will bear all expenses incurred in connection with our performance of or compliance with the Registration Rights Agreement, including, without limitation, all registration, filing and qualification fees, printers and accounting fees and fees and disbursements of our counsel.

The registration rights provided for under the Registration Rights Agreement terminate after the earlier of (a) all securities registrable under the Registration Rights Agreement have been disposed of pursuant to an effective registration statement, (b) all securities registrable under the Registration Rights Agreement have been sold pursuant to Rule 144 under the Securities Act, (c) all securities registrable under the Registration Rights Agreement may be sold without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 as set forth in a written opinion letter to such effect, addressed, delivered and acceptable to the Transfer Agent or (d) the five (5) year anniversary of the date of the issuance of the warrants that were the subject of the registration rights agreement.

Piggyback Registration Rights

Pursuant to the Registration Rights Agreement, if, subject to certain exceptions, we determine to register any of our equity securities under the Securities Act, we are required to promptly give holders of Registrable Securities under the Registration Rights Agreement written notice of such determination. Upon the written request of each eligible holder, we will, subject to certain limitations, cause to be registered under the Securities Act all such securities that each such holder has requested to be registered.

Anti-Takeover Provisions

Certain provisions of the DGCL and our amended and restated certificate of incorporation and bylaws may have the effect of delaying, deferring or discouraging another party from acquiring control of our company. These provisions, which are summarized below, may discourage certain types of coercive takeover practices and inadequate takeover bids and encourage anyone seeking to acquire control of our company to first negotiate with our board of directors. These provisions might also have the effect of preventing changes in our management and could make it more difficult to accomplish transactions that stockholders might otherwise deem to be in their best interests. However, we believe that the advantages gained by protecting our ability to negotiate with any unsolicited and potentially unfriendly acquirer outweigh the disadvantages of discouraging such proposals, because, among other reasons, the negotiation of such proposals could result in improving their terms.

Amended and Restated Certificate of Incorporation and Bylaw Provisions

Our amended and restated certificate of incorporation and bylaws include a number of provisions that may have the effect of delaying, deferring or discouraging another party from acquiring control of our company or preventing changes in our management, including the following:

•	Issuance of Undesignated Preferred Stock. Our board of directors has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of undesignated preferred stock with rights, preferences and privileges designated from time to time by our board of directors without further action by stockholders. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and sinking fund terms, any or all of which may be greater than the rights of Common Stock.

•	Size of the Board of Directors and Filling Vacancies. The number of directors constituting our board of directors may be set only by resolution adopted by a majority vote of our entire board of directors. Any vacancy on our board of directors, however occurring, including a vacancy resulting from an increase in the size of the board of directors, may only be filled by the affirmative vote of a majority of our directors then in office, even if less than a quorum.
•	Classified Board. Our board of directors is divided into three classes of directors, with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms.
•	No Cumulative Voting. Our amended and restated certificate of incorporation and bylaws do not permit cumulative voting in the election of directors. Cumulative voting allows a stockholder to vote a portion, or all of its shares for one or more candidates. The absence of cumulative voting makes it more difficult for a minority stockholder to gain a seat.
•	Removal of Directors. Directors can only be removed by our stockholders for cause and removal of a director will require a 66 2/3% stockholder vote.
•	No Written Consent of Stockholders. All stockholder actions are required to be taken by a vote of the stockholders at an annual or special meeting. Stockholders may not take action by written consent in lieu of a meeting. The inability of stockholders to take action by written consent means that a stockholder would need to wait until the next annual or special meeting to bring business before the stockholders for a vote.
•	Special Meetings of Stockholders. Special meetings of our stockholders may be called only by a majority of our board of directors, the chairman of our board of directors, our chief executive officer or president (in the absence of a chief executive officer). Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of our stockholders.
•	Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our amended and restated bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. These procedures provide that notice must be timely given in writing prior to the meeting at which the action is to be taken and the form and content of such notice must comply with the applicable provisions of our amended and restated bylaws. These procedures may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempt to obtain control of us.
•	Amendment to Amended and Restated Certificate of Incorporation and Bylaws. Any amendment, repeal or modification of certain provisions of our amended and restated certificate of incorporation and bylaws requires a 66 2/3 stockholder vote. Provisions requiring such supermajority vote include, among other things, any amendment, repeal or modification of the provisions relating to the classification of our board of directors, the requirement that stockholder actions be effected at a duly called annual or special meeting of our stockholders and the designated parties entitled to call a special meeting of our stockholders.

Section 203 of the DGCL

We are subject to Section 203 of the DGCL. In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless it satisfies one of the following conditions:

•	the transaction is approved by the board of directors prior to the time that the interested stockholder became an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or
•	at or subsequent to such time that the stockholder became an interested stockholder, the business combination was approved by the board of directors and authorized at an annual or special meeting of stockholders by at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

In general, Section 203 defines “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;
•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition of the assets of the corporation with an aggregate market value of 10% or more of either the aggregate market value of all assets of the corporation on a consolidated basis or the aggregate market value of all of the outstanding stock of the corporation involving the interested stockholder;
•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or
•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the stockholder’s affiliates and associates (as defined in Section 203), beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Treatment of Options Upon Change of Control

In general, under the terms of our 2010 Stock Option/Stock Issuance Plan and our Amended and Restated 2011 Equity Incentive Plan, in the event of certain change in control transactions, if the successor corporation does not assume our outstanding options or issue replacement awards, or if an option holder’s employment is involuntarily terminated in connection with such change in control, the vesting of the options outstanding under such plans will accelerate.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is American Stock Transfer & Trust Company, LLC. The transfer agent’s telephone number is (800) 937-5449.

Stock Exchange Listing

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “CERE”.

SELLING STOCKHOLDERS

This prospectus covers an aggregate of up to 2,398,859 shares of our Common Stock that may be sold or otherwise disposed of by the selling stockholders. Such shares are issuable to the selling stockholders upon the exercise of the Warrants we issued to the selling stockholders in the Private Placements.

The table below sets forth certain information with respect to each selling stockholder, including (i) the number of shares of our Common Stock beneficially owned by the selling stockholder prior to this offering, (ii) the number of shares being offered by the selling stockholder pursuant to this prospectus and (iii) the selling stockholder’s beneficial ownership after completion of this offering, assuming that all of the shares covered hereby (but no other shares, if any, held by the selling stockholders) are sold.

The table is based on information supplied to us by the selling stockholders, with beneficial ownership and percentage ownership determined in accordance with the rules and regulations of the SEC, and includes information with respect to voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of shares beneficially owned by a selling stockholder and the percentage ownership of that selling stockholder, shares of Common Stock underlying the Warrants held by that selling stockholder that are exercisable as of September 15, 2015, or exercisable within 60 days after September 15, 2015, are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. The percentage of beneficial ownership after this offering is based on shares outstanding on September 15, 2015 and also includes the shares of our Common Stock registered in this offering.

The registration of the shares of Common Stock issuable to the selling stockholders upon exercise of the Warrants does not mean that the selling stockholders will sell or otherwise dispose of all or any of those securities. The selling stockholders may sell or otherwise dispose of all, a portion or none of such shares from time to time. We do not know the number of shares, if any, that will be offered for sale or other disposition by any of the selling stockholders under this prospectus. Furthermore, the selling stockholders may have sold, transferred or disposed of the shares of Common Stock covered hereby in transactions exempt from the registration requirements of the Securities Act since the date on which we filed this prospectus.

To our knowledge and except as noted below, none of the selling stockholders has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates.

Selling Stockholder(1)	Beneficial Ownership Before This Offering		Shares Underlying Warrants Offered Hereby(14)	Beneficial Ownership After This Offering
	Number of Shares Owned			Number of Shares Owned		Percentage of Outstanding Shares
Anson Investments Master Fund LP(2)	0	(8)	970,885	0	(8)	—
Brio Capital Master Fund Ltd.(3)	332,825	(9)	713,987	332,825	(9)	3.77%
Capital Ventures International(4)	0	(10)	400,000	0	(10)	—
Empery Asset Master, Ltd(5)	0	(11)	107,132	0	(11)	—
Empery Tax Efficient, LP(6)	0	(12)	84,965	0	(12)	—
Empery Tax Efficient II, LP(7)	0	(13)	121,890	0	(13)	—

(1)	This table and the information in the notes below are based upon information supplied by the selling stockholders.
(2)	M5V Advisors Inc and Frigate Ventures LP (“M5V” and “Frigate”), the Co-Investment Advisers of Anson Investments Master Fund LP (“Anson”), hold voting and dispositive power over the shares of Common Stock held by Anson. Bruce Winson is the managing member of Admiralty Advisors LLC, which is the general partner of Frigate. Moez Kassam and Adam Spears are directors of M5V. Mr. Winson, Mr. Kassam and Mr. Spears each disclaim beneficial ownership of these shares of

Common Stock except to the extent of their pecuniary interest therein. The principal business address of Anson is 190 Elgin Ave; George Town, Grand Cayman. Anson is not a registered broker-dealer or an affiliate of a registered broker-dealer.
(3)	Shaye Hirsch has authority to vote and dispose of the shares held by Brio Capital Master Find Ltd. (“Brio”) and may be deemed the beneficial owner of such shares. The principal business address of Brio is c/o Brio Capital Management LLC, 100 Merrick Road, Suite 401W, Rockville Centre, NY 11570. Brio is not a registered broker-dealer or an affiliate of a registered broker-dealer.
(4)	Heights Capital Management, Inc., the authorized agent of Capital Ventures International (“CVI”), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares. The principal business address of CVI is c/o Heights Capital Management, 101 California Street, Suite 3250, San Francisco, CA 94111. CVI is an affiliate of a registered broker-dealer. CVI purchased the shares held by it in the ordinary course of its business.
(5)	Empery Asset Management LP, the authorized agent of Empery Asset Master Ltd (“EAM”), has discretionary authority to vote and dispose of the shares held by EAM and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by EAM. EAM, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. The principal business address of EAM is c/o Empery Asset Management LP, 1 Rockefeller Plaza, Suite 1205, New York, New York 10020. EAM is not a registered broker-dealer or an affiliate of a registered broker-dealer.
(6)	Empery Asset Management LP, the authorized agent of Empery Tax Efficient, LP (“ETE”), has discretionary authority to vote and dispose of the shares held by ETE and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by ETE. ETE, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. The principal business address of ETE is c/o Empery Asset Management LP, 1 Rockefeller Plaza, Suite 1205, New York, New York 10020. ETE is not a registered broker-dealer or an affiliate of a registered broker-dealer.
(7)	Empery Asset Management LP, the authorized agent of Empery Tax Efficient II, LP (“ETE II”), has discretionary authority to vote and dispose of the shares held by ETE II and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by ETE II. ETE II, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. The principal business address of ETE II is c/o Empery Asset Management LP, 1 Rockefeller Plaza, Suite 1205, New York, New York 10020. ETE II is not a registered broker-dealer or an affiliate of a registered broker-dealer.
(8)	Excludes 970,885 shares of Common Stock, issuable upon exercise of the portion of the Warrants owned by Anson, being offered for resale pursuant to this prospectus. As of the date of this prospectus, none of such Warrants are exercisable, but Warrants exercisable for the issue of 400,000 and 570,885 shares of Common Stock will become exercisable beginning on January 30, 2016 and February 26, 2016, respectively. The terms of such Warrants include a blocker provision that restricts exercise to the extent the securities beneficially owned by the selling stockholder (together with its affiliates and any other person acting as a group together with the selling stockholder or any of its affiliates) would represent beneficial ownership in excess of 4.99% of shares of our Common Stock outstanding immediately after giving effect to such exercise. At the selling stockholders’ option, upon notice to us, the selling stockholder may increase or decrease this beneficial ownership limitation not to exceed 9.99% of shares of our Common Stock, with any such increase becoming effective upon 61 days’ prior notice to us.
(9)	Excludes 713,987 shares of Common Stock, issuable upon exercise of the portion of the Warrants owned by Brio, being offered for resale pursuant to this prospectus. As of the date of this prospectus, none of such Warrants are exercisable, but Warrants exercisable for the issue of 400,000 and 313,987 shares of Common Stock will become exercisable beginning on January 30, 2016 and February 26, 2016, respectively. The terms of such Warrants include a blocker provision that restricts exercise to the extent the securities beneficially owned by the selling stockholder (together with its affiliates and any other person acting as a group together with the selling stockholder or any of its affiliates) would represent beneficial ownership in excess of 4.99% of shares of our Common Stock outstanding immediately after giving effect to such exercise. At the selling stockholders’ option, upon notice to us, the selling stockholder may increase or decrease this beneficial ownership limitation not to exceed 9.99% of shares of our Common Stock, with any such increase becoming effective upon 61 days’ prior notice to us.
(10)	Excludes 400,000 shares of Common Stock, issuable upon exercise of the portion of the Warrants owned by CVI, being offered for resale pursuant to this prospectus. As of the date of this prospectus, none of such Warrants are exercisable, but such Warrants will become exercisable beginning on January 30, 2016. The terms of such Warrants include a blocker provision that restricts exercise to the extent the securities beneficially owned by the selling stockholder (together with its affiliates and any other person acting as a group together with the selling stockholder or any of its affiliates) would represent beneficial ownership in excess of 4.99% of shares of our Common Stock outstanding immediately after giving effect to such exercise. At the selling stockholders’ option, upon notice to us, the selling stockholder may increase or decrease this beneficial ownership limitation not to exceed 9.99% of shares of our Common Stock, with any such increase becoming effective upon 61 days’ prior notice to us.
(11)	Excludes 107,132 shares of Common Stock, issuable upon exercise of the portion of the Warrants owned by EAM, being offered for resale pursuant to this prospectus. As of the date of this prospectus, none of such Warrants are exercisable, but such Warrants will become exercisable beginning on February 26, 2016. The terms of such Warrants include a blocker provision that restricts exercise to the extent the securities beneficially owned by the selling stockholder (together with its affiliates and any other person acting as a group together with the selling stockholder or any of its affiliates) would represent beneficial ownership in excess of 4.99% of shares of our Common Stock outstanding immediately after giving effect to such exercise. At the selling stockholders’ option, upon notice to us, the selling stockholder may increase or decrease this beneficial ownership limitation not to exceed 9.99% of shares of our Common Stock, with any such increase becoming effective upon 61 days’ prior notice to us.
(12)	Excludes 84,965 shares of Common Stock, issuable upon exercise of the portion of the Warrants owned by ETE, being offered for resale pursuant to this prospectus. As of the date of this prospectus, none of such Warrants are exercisable, but such Warrants will become exercisable beginning on February 26, 2016. The terms of such Warrants include a blocker provision that restricts exercise to the extent the securities beneficially owned by the selling stockholder (together with its affiliates and any other person acting as a group together with the selling stockholder or any of its affiliates) would represent beneficial ownership in excess of 4.99% of shares of our Common Stock outstanding immediately after giving effect to such exercise. At the selling stockholders’ option, upon notice to us, the selling stockholder may increase or decrease this beneficial ownership limitation not to exceed 9.99% of shares of our Common Stock, with any such increase becoming effective upon 61 days’ prior notice to us.
(13)	Excludes 121,890 shares of Common Stock, issuable upon exercise of the portion of the Warrants owned by ETE II, being offered for resale pursuant to this prospectus. As of the date of this prospectus, none of such Warrants are exercisable, but such Warrants will become exercisable beginning on February 26, 2016. The terms of such Warrants include a blocker provision that restricts exercise to the extent the securities beneficially owned by the selling stockholder (together with its affiliates and any other person acting as a group together with the selling stockholder or any of its affiliates) would represent beneficial ownership in excess of 4.99% of shares of our Common Stock outstanding immediately after giving effect to such exercise. At the selling stockholders’ option, upon notice to us, the selling stockholder may increase or decrease this beneficial ownership limitation not to exceed 9.99% of shares of our Common Stock, with any such increase becoming effective upon 61 days’ prior notice to us.
(14)	The actual number of shares of Common Stock offered hereby and included in the registration statement of which this prospectus forms a part includes, in accordance with Rule 416 under the Securities Act, such indeterminate number of additional shares of our Common Stock as may become issuable in connection with any proportionate adjustment for any stock splits, stock combinations, stock dividends, recapitalizations or similar events with respect to Common Stock.

PLAN OF DISTRIBUTION

Each selling stockholder (each, a “Selling Stockholder” and, together, the “Selling Stockholders”) of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on The Nasdaq Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales;
•	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 under the Securities Act, if available, or any other available exemption from registration under applicable securities law rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. The Company will not receive any proceeds from the sale of the securities by the Selling Stockholders.

Subject to certain exceptions, we agreed to use our commercially reasonable efforts to keep the registration statement of which this prospectus forms a part effective until the earlier of the date on which (i) the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

Certain legal matters relating to the issuance of the securities offered by this prospectus will be passed upon for us by Shearman & Sterling LLP, New York, New York.

EXPERTS

The consolidated financial statements of Ceres, Inc. as of August 31, 2014 and 2013, and for each of the years in the three-year period ended August 31, 2014, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses payable by the registrant in connection with the offering of the securities being registered.

SEC registration fee	$395.85
Accounting fees and expenses	$25,000.00
Legal fees and expenses	$15,000.00
Printing and miscellaneous expenses	$10,000.00
TOTAL	$50,395.85

Item 15. Indemnification of Directors and Officers.

Section 102(b)(7) of the Delaware General Corporation Law, or DGCL, provides that a corporation may, in its original certificate of incorporation or an amendment thereto, eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends or unlawful stock purchases or redemptions or (4) for any transaction from which a director derived an improper personal benefit.

Section 145 of the DGCL provides that a corporation may indemnify any person, including an officer or director, who is, or is threatened to be made, party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of such corporation, by reason of the fact that such person was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the corporation’s best interest and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any officer or director in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred.

Our bylaws and the indemnification agreements we entered into with our directors and officers provide for indemnification of the officers and directors to the full extent permitted by the DGCL.

We have an insurance policy covering our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act of 1933, as amended, or otherwise.

Item 16. Exhibits

See Exhibit Index.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or any decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, as amended, (i) the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this registration statement as of the time it was declared effective, and (ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Thousand Oaks, State of California, on October 15, 2015.

CERES, INC.

By:	/s/ Paul Kuc Paul Kuc Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date
* Cheryl P. Morley	Chair of the Board	October 15, 2015
* Pascal Brandys	Director	October 15, 2015
* Richard Flavell, PhD, FRS, CBE	Director	October 15, 2015
* Aflalo Guimaraes	Director	October 15, 2015
* Robert Goldberg	Director	October 15, 2015
* Richard Hamilton, PhD	President, Chief Executive Officer and Director (Principal Executive Officer)	October 15, 2015
* Thomas Kiley	Director	October 15, 2015
/s/ Paul Kuc Paul Kuc	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 15, 2015
* /s/ Paul Kuc Paul Kuc	Attorney-in-Fact	October 15, 2015

INDEX TO EXHIBITS

Exhibit No	Description of Exhibit
3.1	Amended and Restated Certificate of Incorporation of Ceres, Inc. (incorporated by reference to Exhibit 3.1 of Registrant’s Quarterly Report on Form 10-Q, filed with the SEC on April 12, 2012).
3.1.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Ceres, Inc. filed with the Secretary of State of the State of Delaware on March 11, 2014 and effective as of March 11, 2014 (incorporated by reference to Exhibit 3.1 of Registrant’s Current Report on Form 8-K, filed with the SEC on March 11, 2014).
3.1.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Ceres, Inc. filed with the Secretary of State of the State of Delaware on April 8, 2015 and effective as of April 8, 2015 (incorporated by reference to Exhibit 3.1 of Registrant’s Current Report on Form 8-K, filed with the SEC on April 8, 2015).
3.2	Amended and Restated Bylaws of Ceres, Inc. (incorporated by reference to Exhibit 3.2 of Registrant’s Quarterly Report on Form 10-Q, filed with the SEC on April 12, 2012).
4.1	Form of Ceres, Inc. Common Stock Certificate (incorporated by reference to Exhibit 4.1 of Registrant’s Form S-1 Registration Statement No. 333-174405).
4.2	Form of Investor Warrant (incorporated by reference to Exhibit 4.1 of Registrant’s Current Report on Form 8-K, filed with the SEC on July 30, 2015).
4.3	Form of Investor Warrant (incorporated by reference to Exhibit 4.1 of Registrant’s Current Report on Form 8-K, filed with the SEC on August 26, 2015).
*5.1	Opinion of Shearman & Sterling LLP.
10.1	Form of Securities Purchase Agreement, dated as of July 26, 2015, by and among Ceres, Inc. and the purchasers signatory thereto (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K, filed with the SEC on July 30, 2015).
10.2	Form of Securities Purchase Agreement, dated as of August 20, 2015, by and among Ceres, Inc. and the purchasers signatory thereto (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K, filed with the SEC on August 26, 2015).
10.3	Form of Registration Rights Agreement, dated as of July 30, 2015, by and among Ceres, Inc. and the purchasers signatory thereto (incorporated by reference to Exhibit 10.2 of Registrant’s Current Report on Form 8-K, filed with the SEC on July 30, 2015).
10.4	Form of Registration Rights Agreement Amendment, dated as of August 26, 2015, by and among Ceres, Inc. and the purchasers signatory thereto (incorporated by reference to Exhibit 10.2 of Registrant’s Current Report on Form 8-K, filed with the SEC on August 26, 2015).
*23.1	Consent of KPMG LLP, independent registered public accounting firm.
*23.2	Consent of Shearman & Sterling LLP (included in Exhibit 5.1).
*24.1	Power of Attorney.

*	Previously filed.